FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): October 21, 1999



                              TOPS APPLIANCE CITY, INC.
             (Exact name of registrant as specified in its charter)



  New Jersey                    0-20498                          22-3174554
(State or other              (Commission                       (IRS Employer
jurisdiction of              File Number)                    Identification No.)
incorporation)



                 45 Brunswick Avenue, Edison, New Jersey 08818
               (Address of principal executive office) (Zip Code)



Registrant's telephone number, including area code:(908) 248-2850




                                      N/A
          (Former name or former address, if changed since last report)




Item 1.  Changes in Control of Registrant

                  Not Applicable


Item 2.  Acquisition or Disposition of Assets

                  Not Applicable


Item 3.  Bankruptcy or Receivership

                  Not Applicable


Item 4.  Changes in Registrant's Certifying Accountant

                  Not Applicable


Item 5.  Other Events

                  The Registrant has announced plans to convert its store format. The Registrant has entered into an agreement to sell three of its store leases to Best Buy and is negotiating new leases to accommodate its new store format. A copy of the Press Release describing such plans is attached hereto as Exhibit A.

Item 6.  Resignations of Registrant's Directors

                  Not Applicable


Item 7.  Financial Statements and Exhibits

                  (a)      Financial statements of business acquired.

                           Not Applicable

                  (b)      Pro forma financial information

                           Not Applicable




                  (c)      Exhibits

                           A.     Press Release dated October 21, 1999.

Item 8.  Change in Fiscal Year

                           Not Applicable



                           SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TOPS APPLIANCE CITY, INC.


                              BY: /s/ Thomas L. Zambelli
                                  ---------------------------------
                                  THOMAS L. ZAMBELLI
                                  Executive Vice President


Dated: October 27, 1999

                                    EXHIBIT A

               FOR IMMEDIATE RELEASE

FOR:           TOPS APPLIANCE CITY, INC.

APPROVED BY:   Thomas L. Zambelli
               Executive Vice President and
               Chief Financial Officer
               Tops Appliance City, Inc.
               (732) 248-2918

CONTACT:       Cheryl Schneider/John Blackwell
               Press: Michael McMullan/David Nugent
               Morgen-Walke Associates, Inc.
               (212) 850-5600

TOPS APPLIANCE CITY, INC. TO CONVERT TO NEW STORE FORMAT

     --Agrees to Sell Three Store Leases to Best Buy for $10.5 Million --Expects Significant Increases in Net Income and Operating Margins

         Edison,  NJ,  October 21, 1999 - Tops  Appliance  City,  Inc.  (Nasdaq:
TOPS), a leading retailer of home appliances and consumer electronics, today announced the Company will be converting to a unique new store format, in which it will be selling higher-margin major appliances, housewares, kitchen cabinets and countertops. This new store format is expected to result in significant increases in net income and operating margins, beginning in the year 2000.

         Tops Appliance City is planning to open two newly formatted stores by year-end, and will continue to aggressively add additional stores and convert some of its existing stores to the new format in the year 2000. The Company's first new store is scheduled to open in November 1999 in Jersey City, New Jersey. Each store will carry a broad array of high-end major appliances and housewares as well as kitchen cabinetry and countertops, through its Kitchen Place showrooms, located within the stores. Tops intends to operate 20,000-25,000 square-foot stores in its current marketplace, the New York metropolitan area, and anticipates expanding further into the mid-Atlantic region over the coming years. Currently, Tops locations average 50,000 square feet, with approximately 15,000 square feet devoted to major appliances and housewares. Tops' sales efforts will be supported by a new advertising and direct mail campaign, which is expected to be launched next month.

         In conjunction with its new business plans, Tops Appliance City:

          signed an agreement to sell three of its store leases to Best Buy (NYSE:BBY) for $10.5 million, and has begun negotiating the sale of some of its other existing store leases. The proceeds from the sale of Tops' leases will be used to finance the opening of the Company's new stores.


     currently in negotiation on five new leases and has begun to seek additional new leases on other locations that better match its new store profile.

     begun to liquidate all of its consumer electronics offerings.

     announced a planned reduction in staffing.

         Tops Appliance City expects that the steps it has taken to convert its stores to the new format will result in significant improvements to its operations beginning in the year 2000. For the full year the Company anticipates:

     opening 10 - 15 new stores in the New York metropolitan area.

     increasing gross margins by over 200 basis points.

     reducing S G & A expenses by 50%.

     Richard L. Jones, President and Chief Executive Officer of Tops Appliance City commented, "With the arrival of Best Buy and other national competitors to our region, the consumer electronics and retail computer marketplace will become increasingly more competitive. By proactively shifting our focus to the home appliance and housewares market we will be able to concentrate on growing what has been the strongest and more profitable segment of our business. Currently, major appliances, housewares and kitchen solutions account for approximately 50% of our revenues and 60% of gross profits. The shift to our new format, combined with our recently announced reduction in staff, will provide us with more growth opportunities and greater shareholder value."

     Mr. Jones continued, "Our new retail store format will create what we believe will be a real category killer--the first home appliance and kitchen superstore in the marketplace. While our emphasis will be on high-end, high quality products, our selection will be the most complete one to be found under one roof as we will also carry a wide range of quality, moderately priced products providing retail and commercial customers with the right solution for their particular needs. All of our salespeople will undergo a new, upgraded training program and designers will be available to assist customers in creating the kitchen of their dreams. This will be accomplished at our expanded Kitchen Place departments within the stores at which interior designers and architects will be able to create customized kitchens and demonstrate their design ideas and capabilities."

     Mr. Jones concluded, "Our exciting and unique new format will position Tops Appliance City as the dominant home appliance and kitchen outfitter in the New York metropolitan area and will create additional opportunities for expansion into new markets. We're enthusiastic about the changes that are occurring, both for our customers and for our shareholders."

     Headquartered in Edison, New Jersey, Tops Appliance City, Inc. is a leading retailer of home appliances and consumer electronics in New Jersey and New York, serving a customer base within the Greater New York Metropolitan Area.

     This release contains forward-looking statements about the Company, which are subject to risk and uncertainties. Many factors may cause the Company's results to differ from those set forth in any forward-looking statements. Accordingly, there can be no assurances that any future results will be achieved. The Company's SEC filings contain additional information on the Company and the related risk factors that could cause actual results to differ from management's expectations.